Exhibit 99.1

Outset Medical Reports Fourth Quarter and Full Year 2024 Financial Results

San Jose, CA – February 19, 2025 – Outset Medical, Inc. (Nasdaq: OM), a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis, today reported financial results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter, Year-End Highlights

•
Net revenue of $29.5 million in the fourth quarter and $113.7 million in 2024 were both ahead of the company’s prior guidance and preannouncement in January.
•
Gross margin of 36.5% (37.7% on a non-GAAP basis) in the fourth quarter increased 220 basis points sequentially from the third quarter and 11 percentage points from the fourth quarter of 2023. Gross margin for the full year was 33.9% (35.6% on a non-GAAP basis) compared to 22.2% (23.7% on a non-GAAP basis) in 2023.
•
The Tablo installed base reached nearly 6,000 consoles, growing 10% in 2024.
•
Recurring revenue consisting of Tablo consumables and services, grew 13% sequentially from the third quarter, 17% over the prior-year period, and 21% to $83.9 million for full-year 2024.

“We enter 2025 with positive momentum, having delivered two solid quarters under our transforming commercial organization,” said Leslie Trigg, Chair and Chief Executive Officer. “Strong utilization across our Tablo installed base drove another record quarter of recurring revenue, and our strengthened balance sheet positions us through cash flow breakeven. Our team remains focused on the opportunities ahead—supporting customers, restoring well-being to people with end-stage renal disease and driving meaningful growth."

Fourth Quarter 2024 Financial Results

Revenue for the fourth quarter was $29.5 million, an increase of 3% compared to $28.7 million in the third quarter and a decrease of 3% compared to $30.5 million in the fourth quarter of 2023. Product revenue of $21 million rose 3% from $20.3 million in the third quarter and declined 8% from $22.9 million in the fourth quarter of 2023. Service and other revenue was $8.5 million, roughly even with $8.4 million reported in the third quarter and representing an increase of 11% compared to $7.6 million in the fourth quarter of 2023. Recurring revenue from the sale of Tablo cartridges and service reached $23.7 million, an increase of 13% from $21 million in the third quarter and 17% as compared to $20.2 million in the prior-year period.

Total gross profit of $10.7 million increased 9% from the third quarter and 39% from $7.7 million for the fourth quarter of 2023. Total gross margin was 36.5%, compared to 34.3% in the third quarter and 25.3% in the fourth quarter of 2023. On a non-GAAP basis, gross margin improved to 37.7% from 36.4% in the third quarter and 27.1% in the fourth quarter of 2023. Product gross profit was $9.2 million, compared to $8.3 million in the fourth quarter of 2023. Product gross margin was 44%, compared to 36.3% in the fourth quarter of 2023. Service and other gross profit was $1.5 million, compared to a loss of $0.6 million in the fourth quarter of 2023. Service and other gross margin was 17.8%, compared to (7.8%) in the fourth quarter of 2023.

Operating expenses of $32.6 million declined 28% from the prior-year period as a result of reductions in spending during the year intended to streamline operations and accelerate the company's path to profitability. Research and development (R&D) expenses were $7.9 million, sales and marketing (S&M) expenses were $15.5 million, and general and administrative (G&A) expenses were $9.3 million. This compared to operating expenses of $45.1 million in the fourth quarter of 2023, including R&D expenses of $12.5 million, S&M expenses of $22.2 million, and G&A expenses of $10.3 million.

Excluding stock-based compensation expense and severance and related charges, net of adjustments to compensation accrual, non-GAAP operating expenses were $26.6 million, including R&D expenses of $5.8 million, S&M expenses of $14.0 million, and G&A expenses of $6.8 million.

Net loss was $25.6 million, or ($0.49) per share, compared to net loss of $38.6 million, or ($0.77) per share, for the same period in 2023. On a non-GAAP basis, net loss was $19.3 million, or ($0.37) per share, compared to non-GAAP net loss of $27 million, or ($0.54) per share for the same period in 2023.

Total cash, including restricted cash, cash equivalents and short-term investments, was $162 million as of December 31, 2024, compared to $206.7 million as of December 31, 2023. . Following the closing of a financing announced on January 6, 2025, the company had approximately $210 million in cash, including restricted cash, cash equivalents and short-term investments.

Full Year 2024 Financial Results

Revenue for 2024 of $113.7 million was ahead of the company's prior guidance, and a decline of 13% as compared to $130.4 million in 2023. Product revenue was $81 million, representing a decrease of 22% compared to $103.5 million in 2023. Service and other revenue was $32.7 million, an increase of 22% compared to $26.8 million in 2023. Recurring revenue grew 21% to $83.9 million compared to $69 million in 2023.

Total gross profit was $38.6 million, compared to $29 million for 2023. Total gross margin was 33.9%, compared to 22.2% in 2023. On a non-GAAP basis, gross margin improved nearly 12 percentage points to 35.6% from 23.7% in 2023. Product gross profit was $34.5 million, compared to $29.1 million in 2023. Product gross margin was 42.6%, compared to 28.1% in 2023. Service and other gross profit was $4 million, compared to a loss of $0.1 million in 2023. Service and other gross margin was 12.3%, compared to (0.3%) in 2023.

Operating expenses were $151.9 million, including R&D expenses of $38.4 million, S&M expenses of $70 million, and G&A expenses of $43.5 million. This compared to operating expenses of $198.8 million, including R&D expenses of $57.3 million, S&M expenses of $96.2 million, and G&A expenses of $45.2 million in 2023.

Excluding stock-based compensation expense and severance and related charges, net of adjustments to compensation accrual, non-GAAP operating expenses were $119.3 million, including R&D expenses of $29.1 million, S&M expenses of $61.9 million, and G&A expenses of $28.3 million.

Net loss was $128 million, or ($2.46) per share, compared to a net loss of $172.8 million, or ($3.48) per share, in 2023. On a non-GAAP basis, net loss was $93.4 million, or ($1.79) per share, compared to a non-GAAP net loss of $131.6 million, or ($2.65) per share in 2023.

Full Year 2025 Financial Guidance

Outset provided 2025 revenue guidance of $115 million to $125 million, and non-GAAP gross margin guidance in the high-30% range. Additionally, the company expects to use less than $50 million of cash in 2025 as compared to the $103 million used in 2024.

Webcast and Conference Call Details

Outset will host a conference call today, February 19, 2025, at 2:00 p.m. PT / 5:00 p.m. ET to discuss its fourth quarter and full year 2024 financial results. Those interested in listening to the conference call may do so by registering online. Once registered, participants will receive dial-in numbers and a unique pin to join the call. Participants are encouraged to register more than 15 minutes before the start of the call. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at https://investors.outsetmedical.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

The Company may report non-GAAP results for gross profit/loss, gross margin, operating expenses, operating margins, net income/loss, basic and diluted net income/loss per share, other income/loss, and cash flows. These non-GAAP financial measures are in addition to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP. As listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release, the Company’s GAAP financial measures include stock-based compensation expense, as well as severance and related charges net of the reversal of compensation accruals for impacted employees. Stock-based compensation is a non-cash expense, and severance and related charges arise outside the ordinary course of continuing operations and are not reflective of the Company's current operating performance. As such, management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance and period-to-period comparisons. There are limitations related to the use of non-GAAP financial measures because they are not prepared in accordance with GAAP, may exclude significant expenses required by GAAP to be recognized in the Company’s financial statements, and may not be comparable to non-GAAP financial measures used by other companies. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the Appendix A of this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements include, but are not limited to, statements about the Company’s possible or assumed future results of operations and financial position, including expectations regarding projected revenues, gross margin, operating expenses, capital expenditures, cash burn, cash position, profitability and outlook; statements about anticipated benefits of the Company’s recent financing activities, including its expectations that the funds will capitalize it through cashflow breakeven; statements regarding the anticipated impacts and benefits of the Company’s cost reduction actions, initiatives to optimize the commercial organization and restructurings; statements regarding the Company’s overall business strategy, plans and objectives of management; the Company’s expectations regarding the market sizes and growth potential for Tablo and the total addressable market opportunities for Tablo; continued execution of the Company’s initiatives designed to expand gross margins; the Company’s ability to respond to and resolve any reports, observations or other actions by the Food and Drug Administration or other regulators in a timely and effective manner; as well as the Company’s expectations regarding the impact of macroeconomic factors on the Company, its customers and suppliers. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission, including its latest annual and quarterly reports. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise.

About Outset Medical, Inc.

Outset is a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. The Tablo® Hemodialysis System, FDA cleared for use from the hospital to the home, represents a significant technological advancement that transforms the dialysis experience for patients and operationally simplifies it for providers. Tablo serves as a single enterprise solution that can be utilized across the continuum of care, allowing dialysis to be delivered anytime, anywhere and by anyone. The integration of water purification and on-demand dialysate production enables Tablo to serve as a dialysis clinic on wheels, with 2-way wireless data transmission and a proprietary data analytics platform powering a new holistic approach to dialysis care. Tablo is a registered trademark of Outset Medical, Inc.

Investor Contact

Jim Mazzola

jmazzola@outsetmedical.com

Outset Medical, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue:
Product revenue	$21,006	$22,897	$80,977	$103,537
Service and other revenue	8,461	7,610	32,712	26,839
Total revenue	29,467	30,507	113,689	130,376
Cost of revenue:
Cost of product revenue (2)	11,769	14,588	46,449	74,454
Cost of service and other revenue	6,951	8,207	28,676	26,922
Total cost of revenue	18,720	22,795	75,125	101,376
Gross profit (1)	10,747	7,712	38,564	29,000
Gross margin (1)	36.5%	25.3%	33.9%	22.2%
Operating expenses:
Research and development (2)	7,889	12,532	38,397	57,307
Sales and marketing (2)	15,451	22,194	70,044	96,232
General and administrative (2)	9,267	10,339	43,498	45,231
Total operating expenses	32,607	45,065	151,939	198,770
Loss from operations	(21,860)	(37,353)	(113,375)	(169,770)
Interest income and other income, net	2,043	2,282	9,761	10,171
Interest expense	(5,825)	(3,417)	(23,871)	(12,675)
Loss before provision for income taxes	(25,642)	(38,488)	(127,485)	(172,274)
Provision for income taxes	(4)	112	491	523
Net loss	$(25,638)	$(38,600)	$(127,976)	$(172,797)

Net loss per share, basic and diluted	$(0.49)	$(0.77)	$(2.46)	$(3.48)
Shares used in computing net loss per share, basic and diluted	52,742	50,254	51,951	49,588

(1) Gross profit and gross margin by source consisted of the following:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2024	2023	2024	2023
Gross profit
Product revenue	$9,237	$8,309	$34,528	$29,083
Service and other revenue	1,510	(597)	4,036	(83)
Total gross profit	$10,747	$7,712	$38,564	$29,000
Gross margin
Product revenue	44.0%	36.3%	42.6%	28.1%
Service and other revenue	17.8%	(7.8)%	12.3%	(0.3)%
Total gross margin	36.5%	25.3%	33.9%	22.2%

(2) Includes stock-based compensation expense and severance and related charges, net as follows:

	Three Months Ended		Years Ended
Stock-based compensation expense	December 31,		December 31,
	2024	2023	2024	2023
Cost of revenue	$280	$424	$1,372	$1,805
Research and development	1,266	2,306	7,291	10,538
Sales and marketing	1,224	2,511	6,122	12,419
General and administrative	2,175	3,857	14,571	13,872
Total stock-based compensation expense	$4,945	$9,098	$29,356	$38,634

	Three Months Ended		Years Ended
Severance and related charges, net*	December 31,		December 31,
	2024	2023	2024	2023
Cost of revenue	$49	129	$567	129
Research and development	847	739	1,971	739
Sales and marketing	265	1,294	2,030	1,294
General and administrative	245	370	635	370
Total severance and related charges, net	$1,406	2,532	$5,203	2,532
* Net of adjustments to compensation accrual

Outset Medical, Inc.

Condensed Balance Sheets

(in thousands, except per share amounts)

	December 31,
	2024	2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$124,014	$68,509
Short-term investments	34,671	134,815
Accounts receivable, net	35,619	32,980
Inventories	59,387	49,215
Prepaid expenses and other current assets	4,530	5,700
Total current assets	258,221	291,219
Restricted cash	3,329	3,329
Property and equipment, net	8,133	13,273
Operating lease right-of-use assets	3,940	5,375
Other assets	2,172	605
Total assets	$275,795	$313,801
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,862	$5,827
Accrued compensation and related benefits	16,821	19,005
Accrued expenses and other current liabilities	8,205	13,459
Accrued warranty liability	1,938	3,712
Deferred revenue, current	12,753	11,727
Operating lease liabilities, current	1,799	1,593
Total current liabilities	45,378	55,323
Accrued interest	2,695	896
Deferred revenue	844	101
Operating lease liabilities	2,684	4,482
Term loans	197,375	130,113
Total liabilities	248,976	190,915
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 5,000 shares authorized, and no shares issued and outstanding as of December 31, 2024 and 2023	—	—
Common stock, $0.001 par value; 300,000 shares authorized as of December 31, 2024 and December 31, 2023; 52,944 and 50,317 shares issued and outstanding as of December 31, 2024 and 2023, respectively	53	50
Additional paid-in capital	1,116,447	1,084,515
Accumulated other comprehensive income	42	68
Accumulated deficit	(1,089,723)	(961,747)
Total stockholders' equity	26,819	122,886
Total liabilities and stockholders' equity	$275,795	$313,801

Outset Medical, Inc.

Condensed Statements of Cash Flows

(in thousands)

(unaudited)

	Years Ended December 31,
	2024	2023
Net cash used in operating activities	$(116,303)	$(131,373)
Net cash provided by investing activities	103,938	83,026
Net cash provided by financing activities	67,870	43,652
Net increase (decrease) in cash, cash equivalents and restricted cash	55,505	(4,695)
Cash, cash equivalents and restricted cash at beginning of the period	71,838	76,533
Cash, cash equivalents and restricted cash at end of the period (1)	$127,343	$71,838

(1) The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the accompanying condensed balance sheets that sum to the total of the amounts shown in the accompanying condensed statements of cash flows (in thousands):

	December 31,
	2024	2023
Cash and cash equivalents	$124,014	$68,509
Restricted cash	3,329	3,329
Total cash, cash equivalents and restricted cash*	$127,343	$71,838

* The total cash, including restricted cash, cash equivalents and investment securities as of December 31, 2024 was $162.0 million; compared to $206.7 million as of December 31, 2023.

Appendix A

Outset Medical, Inc.

Results of Operations – Non-GAAP

(in thousands, except per share amounts)

(unaudited)

Reconciliation between GAAP and non-GAAP net loss per share:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP net loss per share, diluted	$(0.49)	$(0.77)	$(2.46)	$(3.48)
Stock-based compensation expense	0.09	0.18	0.57	0.78
Severance and related charges, net	0.03	0.05	0.10	0.05
Non-GAAP net loss per share, diluted	$(0.37)	$(0.54)	$(1.79)	$(2.65)

Reconciliation between GAAP and non-GAAP net loss:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP net loss, diluted	$(25,638)	$(38,600)	$(127,976)	$(172,797)
Stock-based compensation expense	4,945	9,098	29,356	38,634
Severance and related charges, net	1,406	2,532	5,203	2,532
Non-GAAP net loss, diluted	$(19,287)	$(26,970)	$(93,417)	$(131,631)

Reconciliation between GAAP and non-GAAP results of operations:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP gross profit	$10,747	$7,712	$38,564	$29,000
Stock-based compensation expense	280	424	1,372	1,805
Severance and related charges, net	49	129	567	129
Non-GAAP gross profit	$11,076	$8,265	$40,503	$30,934

GAAP gross margin	36.5%	25.3%	33.9%	22.2%
Stock-based compensation expense	1.0	1.4	1.2	1.4
Severance and related charges, net	0.2	0.4	0.5	0.1
Non-GAAP gross margin	37.7%	27.1%	35.6%	23.7%

GAAP research and development expense	$7,889	$12,532	$38,397	$57,307
Stock-based compensation expense	(1,266)	(2,306)	(7,291)	(10,538)
Severance and related charges, net	(847)	(739)	(1,971)	(739)
Non-GAAP research and development expense	$5,776	$9,487	$29,135	$46,030

GAAP sales and marketing expense	$15,451	$22,194	$70,044	$96,232
Stock-based compensation expense	(1,224)	(2,511)	(6,122)	(12,419)
Severance and related charges, net	(265)	(1,294)	(2,030)	(1,294)
Non-GAAP sales and marketing expense	$13,962	$18,389	$61,892	$82,519

GAAP general and administrative expense	$9,267	$10,339	$43,498	$45,231
Stock-based compensation expense	(2,175)	(3,857)	(14,571)	(13,872)
Severance and related charges, net	(245)	(370)	(635)	(370)
Non-GAAP general and administrative expense	$6,847	$6,112	$28,292	$30,989

GAAP total operating expense	$32,607	$45,065	$151,939	$198,770
Stock-based compensation expense	(4,665)	(8,674)	(27,984)	(36,829)
Severance and related charges, net	(1,357)	(2,403)	(4,636)	(2,403)
Non-GAAP total operating expense	$26,585	$33,988	$119,319	$159,538